BROADVISION
Framework for FY 2007
Employee Profit-Sharing Plan (EPSP)

Plan objective:
The program is designed to retain our talented employees by sharing company profitability once a certain threshold has been met and maintained on a sustainable basis. It is also intended to underscore the commitment to turning around our company by aligning and rewarding behavior that leads to achieving a profitable business model and other company objectives.

Plan duration:	January 2 ~ December 31 2007

Plan details:
1.EPSP award pool allocation methodology approved by BOD Compensation Committee at the beginning of the year and implemented by management on a quarterly basis.
2.Eligible persons are active, full-time or more than fifty percent (>50%) part-time employees who maintain a satisfactory standing during the entirety of each quarter and who remain an employee at the time of each quarterly payout. The company reserves the right to make certain exclusions or exceptions regarding eligibility on a case-by-case basis.
3.Part-time or on-leave employees are eligible for a pro-rated amount based on the number of actual regular hours worked.
4.Commissioned employees (those with a sales commissions plan) have a portion of their variable compensation tied to company performance, funded under the same EPSP award pool, with payouts ahead of non-commissioned employees.
5.Payouts to non-commissioned employees are targeted at a certain percentage of each individual's base salary, set and/or adjusted with management discretion.
6.Payment is made on the first regularly scheduled pay date after the announcement of quarterly earnings, or on such other date as deemed appropriate by management.
7.All amounts earned but not paid under the plan (reductions from any "merit factor", resignations with positive profit-sharing accruals, etc) are eliminated, going back into company earnings.
8.Award pool allocation will be determined as a percentage of profits; after close of each quarter, management, in its sole discretion, will set the percentage for the corresponding quarter.
9.Payouts are subject to adjustment by management, and the CEO has final determination of all profitability payments.